SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant X
Filed by a Party other than the Registrant

Check the appropriate box:
  Preliminary Proxy Statement          Confidential, for use of the Commission
                                        only (as permitted by Rule 14a-6(e)(2)
X Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EXPRESS SCRIPTS, INC.
                (Name of Registrant As Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement. If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X  No fee required.
   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

  Fee paid previously with preliminary materials.

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)  Amount previously paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing party:

   4)  Date filed:

                          [COMPANY LOGO INSERTED HERE]

                              EXPRESS SCRIPTS, INC.
                              14000 Riverport Drive
                        Maryland Heights, Missouri 63043

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 27, 1998

     The 1998 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the "Company"), will be held at the Radisson Hotel, 11228 Lone Eagle Drive, Bridgeton, Missouri 63044, on Wednesday, May 27, 1998, at 9:30 a.m., to consider and act upon the following matters:

 1. to elect ten (10) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

 2. to approve the Second Amendment to the Company's Amended and Restated 1994 Stock Option Plan;

 3. to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock to 75,000,000 shares;

 4. to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the Company's current fiscal year; and

 5. to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the Meeting. At least ten days prior to the Meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Meeting, during ordinary business hours, at the office of the Secretary of the Company at 14000 Riverport Drive, Maryland Heights, Missouri 63043. As a stockholder of record, you are cordially invited to attend the Meeting in person. If you do not expect to be present, please complete, sign and date the enclosed Proxy and mail it promptly in the enclosed envelope. The return of the enclosed Proxy will not affect your right to vote in person if you attend the Meeting.

By Order of the Board of Directors.

                                      /s/  Thomas M. Boudreau

                                      Thomas M. Boudreau
                                      Secretary

14000 Riverport Drive
Maryland Heights, Missouri 63043
April 22, 1998


     THE RETURN OF YOUR SIGNED PROXY AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES.

                          [COMPANY LOGO INSERTED HERE]

                              EXPRESS SCRIPTS, INC.
                              14000 RIVERPORT DRIVE
                        MARYLAND HEIGHTS, MISSOURI 63043

                               ------------------

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Express Scripts, Inc., a Delaware corporation (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") and any adjournment thereof. The Meeting will be held at the Radisson Hotel, 11228 Lone Eagle Drive, Bridgeton, Missouri 63044 on Wednesday, May 27, 1998, at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the accompanying Proxy will first be sent or given to stockholders on or about April 22, 1998.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the nominees for director named in this Proxy Statement,
(ii) for the proposal to approve the Second Amendment to the Company's Amended and Restated 1994 Stock Option Plan (the "Amendment to the 1994 Plan"), (iii) for the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock to 75,000,000 (the "Amendment to the Certificate of Incorporation"), (iv) for ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for 1998, and (v) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by executing and delivering a subsequent proxy or by attending and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                                VOTING SECURITIES

     Stockholders of record as of the close of business on March 31, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 9,269,270 outstanding shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 7,510,000 outstanding shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock", which, together with the Class A Common Stock, are hereinafter collectively referred to as the "Common Stock"). All of the outstanding shares of the Class B Common Stock are owned by NYLIFE HealthCare Management, Inc. ("NYLIFE HealthCare"), a Delaware corporation and an indirect subsidiary of New York Life Insurance Company, a mutual insurance company organized and existing under the laws of the State of New York ("New York Life").

     The Class B Common Stock is convertible into shares of Class A Common Stock on a share-for-share basis at any time at the option of the holder, and will be automatically converted to Class A Common Stock upon any transfer to any entity other than New York Life or its affiliates. Each holder of the Class A Common Stock is entitled to one vote for each share held by such holder and each holder of the Class B Common Stock is entitled to ten votes for each share held by such holder. In all respects other than voting power and the convertibility of the Class B Common Stock, the Class A Common Stock and Class B Common Stock are identical. The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters except where Delaware law or the Company's Certificate of Incorporation require otherwise.

     The presence, in person or by proxy, of the holders of shares entitled to cast a majority of the votes of all outstanding shares entitled to vote shall constitute a quorum at the Meeting. A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the Meeting for quorum purposes but will not be deemed to have voted on the particular matter under consideration. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the Meeting for quorum purposes but will not be deemed to have voted on such other matters. Thus, on the votes for the proposals to elect directors and ratify the appointment of accountants, where the outcome depends upon the votes cast, abstentions and non-votes will have no effect. However, on the proposal to approve the Amendment to the 1994 Plan, where approval depends upon the affirmative vote of a majority of the votes eligible to be cast at a meeting of the Stockholders of the Company voting as a single class, and the proposal to approve the Amendment to the Certificate of Incorporation, where the affirmative votes of a majority of the total voting power of the outstanding Class A Common Stock and Class B Common Stock voting together as a single class and voting separately by class are necessary for the proposed amendment to be approved, abstentions and non-votes will have the effect of votes against the proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of February 1, 1998 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each of the five most highly compensated executive officers and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Included are amounts of shares which may be acquired on February 1, 1998 or within 60 days of February 1, 1998 pursuant to the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercise sole voting and investment power over the shares that each of them beneficially owns.

                               SHARES BENEFICIALLY OWNED

NAME AND ADDRESS                        NUMBER         PERCENT OF CLASS
 CLASS A COMMON STOCK:
   Howard Atkins.................           0          *
   Judith E. Campbell............           0          *
   Richard M. Kernan, Jr.........           0          *
   Richard A. Norling(1).........      24,000          *
   Frederick J. Sievert..........           0          *
   Stephen N. Steinig............           0          *
   Seymour Sternberg(2)..........       3,000          *
   Barrett A. Toan(3)............     151,000          1.6%
   Howard L. Waltman(4)..........       4,800          *
   Norman Zachary(5).............      17,000          *
   Stuart L. Bascomb(6)..........      21,150          *
   Thomas M. Boudreau(7).........      13,900          *
   Linda L. Logsdon(8)...........      12,500          *
   David A. Lowenberg(9).........      22,400          *
   Directors and Executive
     Officers as a Group (18
     persons)(10)................     290,350          3.1%
   Pilgrim Baxter &
     Associates, Ltd.(11)........   1,220,700         13.2%
     825 Duportail Road
     Wayne, Pennsylvania 19087
   AMVESCAP PLC(12)..............     930,100         10.0%
     11 Devonshire Square
     London, England EC2M 4YR
   Wasatch Advisors, Inc.(13)....     543,869          5.9%
     68 South Main Street, Ste.400
     Salt Lake City, UT 84101

 CLASS B COMMON STOCK:
   NYLIFE HealthCare Management,
     Inc.(14)(15)(16)............   7,510,000         100.0%
---------------
* Indicates less than 1%

(1) Consists of options for 24,000 shares granted under the Amended and Restated 1992 Stock Option Plan for Outside Directors (the "Outside Directors Plan").
(2) Excludes 180 shares held by Mr. Sternberg's son, as to which shares
    Mr. Sternberg disclaims beneficial ownership.
(3) Includes options for 139,000 shares granted under the Company's Amended and Restated 1992 Employee Stock Option Plan (the "1992 Plan") and the Amended and Restated 1994 Employee Stock Option Plan (the "1994 Plan"; together with the 1992 Plan, the "Plans"). The shares subject to the options are restricted from transfer with the transfer restriction lapsing as to 20% of such shares on each anniversary date of the date of grant. The transfer restriction is subject to complete lapse in the event of a "change in control" of the Company (as defined in the Plans) or termination of Mr. Toan's employment by reason of death, disability or retirement or by the Company without cause. Upon termination of Mr. Toan's employment, the Company will purchase any shares issued upon the exercise of the option that remain subject to the transfer restriction, at the lesser of the option exercise price or the then current market value of the Class A Common Stock.
(4) Consists of options for 4,800 shares granted under the Outside Directors
    Plan.
(5) Consists of options for 17,000 shares granted under the Outside Directors Plan.
(6) Includes options for 16,000 shares granted under the Plans and 5,150 shares owned by Mr. Bascomb, of which 1,650 shares are held as co-trustee (with shared voting and dispositive power) of a trust for the benefit of his mother.
(7) Consists of options for 13,900 shares granted under the Plans.
(8) Includes options for 10,000 shares granted under the Plans.
(9) Consists of options for 22,400 shares granted under the Plans.
(10) Includes options for 266,700 shares granted under the Outside Directors Plan and the Plans.
(11) The information with respect to the beneficial ownership of these shares as of December 31, 1997 has been obtained from a copy of an Amendment No. 3 to
     Schedule 13G dated January 10, 1998. Such filing reports that the beneficial owner is a registered investment advisor and it shares voting power with respect to all of the shares reported but has sole dispositive power as to all of the shares reported.
(12) The information with respect to the beneficial ownership of these shares as of December 31, 1997 has been obtained from a copy of an Amendment No. 1 to
     Schedule 13G dated February 9, 1998. Such filing reports that the beneficial owner is a parent holding company and it shares voting power and dispositive power as to all of the shares reported.
(13) The information with respect to the beneficial ownership of these shares as of December 31, 1997 has been obtained from a copy of an Amendment No. 2 to
     Schedule 13G dated February 11, 1998. Such filing reports that the beneficial owner is a registered investment advisor and it has sole voting and sole dispositive power as to all of the shares reported.
(14) Messrs. Atkins, Kernan, Sievert, Steinig and Sternberg, and Ms. Campbell, directors of the Company, are also directors and/or hold various executive positions with New York Life and/or NYLIFE HealthCare, as described herein. All of the foregoing directors disclaim beneficial ownership of the Company's Class B Common Stock owned by NYLIFE HealthCare.
(15) Each share of Class B Common Stock has ten (10) votes per share and will automatically convert upon transfer (other than to New York Life or its affiliates) at any time into shares of Class A Common Stock on a share-for-share basis and otherwise at the option of NYLIFE HealthCare. NYLIFE HealthCare is an indirect, wholly owned subsidiary of New York Life that has 89.0% of the voting power of the Common Stock of the Company.
(16) If converted to Class A Common Stock, the Class B Common Stock would represent approximately 44.8% of the outstanding Class A Common Stock.


                            I. ELECTION OF DIRECTORS

     At the Meeting, the entire Board of Directors, comprised of ten directors, is to be elected to serve until the next Annual Meeting of Stockholders or until their successors shall be duly elected and qualified. The number of directors was fixed by the Board of Directors pursuant to the Company's Bylaws. Unless otherwise specified, all proxies will be voted in favor of the ten nominees listed below as directors of the Company.

     The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. If a vacancy occurs among the original nominees prior to the Meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast. NYLIFE HealthCare has indicated its intention to vote its shares for election of the ten nominees. Assuming NYLIFE HealthCare votes in favor of such nominees, such vote would be sufficient to elect the nominees. The following information is furnished as of March 1, 1998, with respect to each of the nominees for the Board of Directors:

NAME, POSITION AND PRINCIPAL OCCUPATION

     Howard Atkins, 47, was elected a director of the Company in January 1997, to fill a vacancy on the Board created by the resignation of Lee M. Gammill, Jr. He has been an Executive Vice President and the Chief Financial Officer of New York Life since April, 1996. From September 1991 until joining New York Life,
Mr. Atkins was the Executive Vice President and Chief Financial Officer of Midlantic Bank Corporation. Mr. Atkins is also a director of NYLCare Health Plans, Inc. ("NYLCare"), a subsidiary of New York Life.

     Judith E. Campbell, 50, was elected a director of the Company in November 1997, to fill a vacancy on the Board created by the resignation of Bernard N. Del Bello. Ms. Campbell has been a Senior Vice President and the Chief Information Officer of New York Life since June, 1997. From October, 1995 until joining New York Life, Ms. Campbell was Senior Vice President of Consumer Banking, Manager of Deposit Products, Consumer Payments and Direct Banking of PNCBank. Ms. Campbell served as a Senior Vice President of Midlantic Bank Corporation from May, 1992 until October, 1995, when Midlantic Bank was acquired by PNCBank.

     Richard M. Kernan, Jr., 57, was elected a director of the Company in March 1992. He has been an Executive Vice President and the Chief Investment Officer of New York Life since March 1991. Mr. Kernan is also Chairman of New York Life Worldwide Holdings, Inc., Trustee of The Mainstay Funds, and the Chairman and CEO of Mainstay VP Series Fund, Inc., all subsidiaries of New York Life, and a director of NYLIFE HealthCare, NYLCare and other New York Life subsidiaries.

     Richard A. Norling, 52, was elected a director of the Company in March 1992. Mr. Norling has been the Chief Operating Officer of Premier, Inc., the largest voluntary healthcare alliance in the U.S., since September 1997. From July 1989 until joining Premier, Mr. Norling was the President and Chief
Executive Officer of Fairview Hospital and HealthCare Services, a regional integrated network of hospitals, ambulatory care services and health care management enterprises.

     Frederick J. Sievert, 50, was elected a director of the Company in July 1995. Since January 1997, Mr. Sievert has been the Vice Chairman of New York Life. From February 1995 to December 1996, Mr. Sievert was an Executive Vice President of New York Life. From January 1992 to January 1995, Mr. Sievert was Senior Vice President of New York Life in charge of financial management and policyholder services for Individual Operations. Mr. Sievert is also a director of NYLCare and other subsidiaries of New York Life.

     Stephen N. Steinig, 52, was elected a director of the Company in January 1994. Since February 1994, Mr. Steinig has been Senior Vice President and Chief Actuary of New York Life. From February 1992 to February 1994, he was Chief Actuary and Controller of New York Life. From November 1989 to February 1992, he held the position of Senior Vice President and Chief Actuary of New York Life. Mr. Steinig is also a director of NYLCare and other New York Life subsidiaries.

     Seymour Sternberg, 54, was elected a director of the Company in March 1992. Mr. Sternberg is the Chairman, President and Chief Executive Officer of New York Life. He has been with New York Life since February 1989, serving as the President and Chief Operating Officer from October 1995 to April 1997, the Vice Chairman from February to September 1995, and as an Executive Vice President from March 1992 to February 1995. Mr. Sternberg is also Chairman, Chief Executive Officer and President of NYLIFE Healthcare, and a director or an officer of a number of other New York Life subsidiaries, including NYLCare.

     Barrett A. Toan, 50, was elected Chief Executive Officer of the Company in March 1992 and President and a director in October 1990. Mr. Toan has been an executive employee of the Company since May 1989.

     Howard L. Waltman, 65, was elected Chairman of the Board of the Company in March 1992. Mr. Waltman has been a director of the Company since its inception in September 1986. From 1983 until September 1992, Mr. Waltman was Chairman of the Board and Chief Executive Officer of Sanus Corp. Health Systems, a wholly owned subsidiary of New York Life, which is now known as NYLCare. From September 1992 to December 31, 1995, Mr. Waltman served as Chairman of the Board of NYLCare.

     Norman Zachary, 71, was elected a director of the Company in March 1992. From June 1967 to November 1991, Mr. Zachary held various positions at Logica Data Architects, Inc. (formerly known as Data Architects, Inc.) ("Logica"), a consulting and software development company, including serving as President and a director until November 1990. Logica provided consulting services to New York Life from time to time.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has established an Executive Committee, an Audit Committee and a Compensation Committee. During intervals between meetings of the Board of Directors, the Executive Committee (comprised of Messrs. Kernan, Sievert, Sternberg (Chairperson), Toan, Waltman and Zachary) has all the powers and authority of the Board of Directors, except as otherwise provided by the Board of Directors, the Company's Bylaws, or as required by law. The Audit Committee (comprised of Messrs. Norling, Steinig and Zachary (Chairperson)) reviews the internal controls of the Company and the objectivity of its financial reporting. In addition, the Audit Committee must review and, by majority vote, approve material transactions with related parties (see "Certain Relationships and Related Transactions - Approval of Related Party Transactions"). A majority of the Audit Committee must be unaffiliated with the Company and its affiliates. The Compensation Committee (comprised of Messrs. Sievert (Chairperson), Sternberg and Zachary) administers the Company's compensation plans. The Company does not have a standing Nominating Committee.

     During 1997, the Board of Directors held five meetings, the Executive Committee held five meetings, the Audit Committee held four meetings and the Compensation Committee held four meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees on which he or she served during 1997.

                             DIRECTORS' COMPENSATION

     Directors of the Company who are also employed by the Company or New York Life or its subsidiaries do not receive compensation for serving as directors. During 1997, directors who were not employees of the Company or New York Life or its subsidiaries received an annual retainer of $10,000 and a fee of $750 for each Board or Committee meeting attended. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in connection with attending Board and Committee Meetings.

     Under the Outside Directors Plan, prior to the amendment thereto effective January 24, 1996, each non-employee director received a one-time grant of a ten-year option to purchase 14,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock at the date of grant. This option became exercisable in three equal annual installments on the first three anniversaries of the grant date. Mr. Norling and Mr. Zachary were granted options to purchase 14,000 shares each upon the closing of the Company's initial public offering in June 1992.

     Effective January 24, 1996, each non-employee director who is first elected or appointed as a non-employee director on or after such date shall receive a ten-year option to purchase 24,000 shares of the Class A Common Stock as of the date of the first Board meeting he or she attends as a non-employee director. These options will become exercisable in five equal installments at the rate of one-fifth per year on each anniversary of the grant date. In addition, each non-employee director who was first elected or appointed as a non-employee director prior to January 24, 1996 received an option to purchase 10,000 shares, in addition to the 14,000 previously granted. These additional options vested in two installments of 5,000 shares each on June 16, 1996 and June 16, 1997. The exercise price of all options granted under the Outside Directors Plan is equal to the fair market value of the Class A Common Stock at the date of grant. Mr. Norling and Mr. Zachary were each granted options to purchase 10,000 additional shares effective January 24, 1996, and Mr. Waltman was granted an option to purchase 24,000 shares effective May 22, 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation plans, including the Company's stock option plans for its employees. The Committee's overall recommendations regarding compensation are subject to approval of the Board of Directors; although the Committee has authority to grant stock options under the Company's employee stock option plans, it now recommends stock option grants for executive officers to, and acts in conjunction with, the full Board of Directors in awarding stock options to such individuals in order to comply with the rules adopted under Section 16 of the Securities Exchange Act of 1934.

COMPENSATION PLAN

     The Company's general compensation policy for its executive officers, including the Chief Executive Officer ("CEO"), is to provide (i) short term compensation consisting of two components, a fixed base salary and a cash bonus awarded based upon specific short term financial and non-financial objectives for the individual and the Company, and (ii) long term compensation consisting of options to purchase the Company's stock based upon the Committee's judgment as to the relative contribution of each officer to the long term success of the Company. The CEO also consults with the Committee regarding the compensation of those executive officers whose base salary exceeds $100,000 or whose potential bonus is in excess of $50,000. The Committee reviews compensation on an annual basis.

     The Company's policy is to combine short term compensation and long term incentive compensation to create a total compensation package that is competitive with compensation packages for executive officers of similar sized companies in comparable businesses. In general the Company places greater emphasis on incentive compensation than most comparable companies.

     In November, 1997 the Company engaged a nationally recognized consulting firm to review compensation levels for the Company's executive officers. The study was based on a group of comparable companies in health care and information intensive businesses (the "Comparator Companies"). The consultant determined that the Company's executive officers, including its CEO, were generally compensated at a level significantly lower than the median of total compensation received by executives in comparable positions at the Comparator Companies. Accordingly, the Committee approved certain adjustments to the base salary and bonus levels for the executive officers to take effect March, 1998 to bring executive compensation approximately to the median level of compensation for the Comparator Companies. The Committee also recommended long term incentive compensation awards in the form of additional stock options, which were made in the fall of 1997, as discussed below.

     The Committee is continuing to study the impact of Section 162(m) of the Internal Revenue Code on the deductibility of executive officer compensation. The Committee is endeavoring to maximize the deductibility of compensation to the extent practicable while maintaining competitive compensation.

COMPONENTS OF EXECUTIVE COMPENSATION

     BASE SALARY: The Committee determines the salary ranges for each executive officer position in the Company based upon the level and scope of responsibilities of the position and the pay levels of similarly positioned executive officers in companies deemed comparable by the Committee. The CEO's evaluation of the level of responsibility of each position (other than his own) and the performance of each other executive officer is of paramount importance when base salary is determined. For 1997 compensation, which was determined in late 1996, the Committee obtained information about the salary and total compensation of officers in comparable companies through review of published reports and periodic surveys.

     ANNUAL BONUS COMPENSATION: Each executive officer's bonus has two components: (i) an amount based on the Company's profitability goal, and (ii) an amount based on achieving specific work plan objectives. For each executive officer each component of the bonus is expressed as a specific dollar amount. In general, the profitability component represents approximately 28 percent of the total annual bonus amount, and the work plan objectives represent the remaining 72 percent. The potential bonus amount for 1997 for any executive officer (other than the CEO) is between approximately 31 percent and 50 percent of the base salary, depending on the extent to which that executive officer's department can help meet certain Company-wide goals.

     Executive officers are eligible for annual bonus payments only to the extent that the Company meets certain predetermined profitability goals, which are approved by the Board in its annual review of the Company's budget. For 1997, the goals were based on the Company's budgeted net income for 1997. If the Company meets these profitability goals, the executive will receive the specified profitability portion of the bonus.

     In determining the amount of the work plan bonus component to be paid, the Committee examines the executive's individual contribution to his or her departmental work plan and the extent to which the departmental work plan goals have been achieved. The departmental work plan goals are determined based upon the departmental function, and include such items as development and marketing of new products and programs within a specified time frame, systems enhancements to support new products and programs, improvements in mail service pharmacy processing costs and enhancements in the provider networks. The work plan bonus for 1997 is available only to the extent that the Company's overall 1997 profitability goals are achieved.

     For 1997, actual aggregate bonuses paid to current executive officers, including the CEO, represented approximately 33% of the salaries and bonuses paid to these officers, compared to 29% in 1996. Actual aggregate bonuses paid to all current executive officers who received bonuses for 1997 represented approximately 94% of the total amounts allocated for bonuses for these executive officers and approximately 28% of the total bonus amounts paid to all employees for 1997, compared to 80% and 26%, respectively, in 1996.

     LONG TERM INCENTIVE COMPENSATION: Long term incentive compensation is in the form of the Company's stock option plans, which are designed to align the executive's incentive compensation more directly with stockholder values by linking compensation to the performance of the Company's stock. Long term compensation is also designed to encourage executives to make career commitments to the Company. Each executive officer receives an initial option grant upon employment with the Company, and typically receives an annual grant of additional stock options thereafter. The size of an executive's stock option award is based upon the CEO's and the Committee's subjective evaluation of the contribution that the executive officer is expected to make to overall growth and profitability of the Company during the vesting period of the options. The Committee also considers comparable long term incentive compensation levels at the Comparator Companies.

     Stock options are granted with an exercise price equal to the market value on the date of grant and constitute compensation only if the Company's stock price increases thereafter. The Committee has discretion to determine the vesting schedule for each option grant and generally has made grants that become exercisable in equal amounts over five years. In general, executives must be employed by the Company at the time of vesting in order to exercise their options. Reference is made to the text of the Company's Stock Option Plans for detailed information on the terms of these plans.

     SEVERANCE ARRANGEMENTS: On January 27, 1998, the Board of Directors authorized the Company to enter into severance agreements with certain executives selected by the Board of Directors, upon recommendation of the Compensation Committee. The severance agreements are designed generally to encourage the Company's key management personnel to remain with the Company and its subsidiaries and to continue to devote their full attention to the Company's business, without distraction from personal uncertainties and risks created by certain events that are not within their control. The severance agreements are operative only in the event the executive's employment with the Company or any of its subsidiaries, as the case may be, terminates for any reason other than death, disability or "cause", or in the event that the executive voluntarily terminates employment for "good reason" (as such terms are defined in the agreements). The severance benefit thereunder generally will be an amount equal to (i) one year's salary at the rate in effect on the date of termination, plus
(ii) an amount equal to the current year's bonus potential multiplied by the average percentage of the bonus potential realized by the executive over the preceding three years, prorated for the portion of the year of termination during which the executive was employed by the Company. Six executives, including all of the executive officers named in the Summary Compensation Table below (the "Named Officers") other than the Company's CEO, have entered into such agreements with the Company. (The CEO has previously entered into an employment agreement with the Company that includes a severance agreement.) See "Executive Compensation-Severance Agreements" herein for additional information regarding the severance agreements.

THE CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Committee evaluates the performance of the CEO for purposes of recommending to the Board his annual base pay adjustment and annual bonus awards. The Committee also determines his annual stock option award. The factors considered in recommending an increase in the CEO's salary in 1997 related to the overall performance of the Company, particularly the increase in revenues, membership, net income and earnings per share, which were subjectively evaluated by the Committee. Another factor was the percentage increase in salary allocated to certain senior executives of the Company in general, although this factor was of secondary importance.

     Under his employment agreement with the Company, the CEO may earn an annual bonus of up to 80% of his base salary based upon achievement of performance objectives set by the Board upon recommendation of the Committee. Mr. Toan's bonus award for 1997 performance was recommended by the Committee based upon the Company's attainment of its profitability and enrollment goals, which were weighted equally, and for his performance of the 1997 non-financial work plan objectives that were assigned to him. The factors used in the non-financial work plan objectives related to such items as new product introductions, strengthening of the Company's management information systems, and development and implementation of a new marketing plan, all of which were subjectively weighted.

     In November, 1997, the Committee, acting jointly with the Board of Directors, awarded the CEO additional options to acquire shares of the Company's Class A Common Stock in view of the importance of his expected contribution to the Company's long term goals of sustaining revenue and earnings growth, increasing market penetration and improving service effectiveness and efficiency.


March 2, 1998                           COMPENSATION COMMITTEE

                                        Frederick J. Sievert, Chairman
                                        Seymour Sternberg
                                        Norman Zachary

     The Compensation Committee Report on Executive Compensation and the performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Sternberg is the Chairman, President and Chief Executive Officer of New York Life; Chairman, President and Chief Executive Officer of NYLIFE HealthCare; and a director of NYLCare. Mr. Sievert is the Vice Chairman of New York Life and a director of NYLCare. The Company is a party to agreements with NYLCare, a subsidiary of NYLIFE HealthCare, under which the Company provides pharmacy benefit management services to certain group policyholders of NYLCare and various pharmacy benefit management, informed decision counseling, vision care and infusion therapy services to health maintenance organizations owned or managed by NYLCare. In 1997, the Company derived $208,118,000, or 16.9% of its net revenues, from services provided to NYLCare. See "Certain Relationships and Related Transactions" for a more complete description of this and certain other transactions involving the Company and New York Life or its affiliates, including NYLCare.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Class A Common Stock, commencing January 1, 1993, with the cumulative total return on the Standard & Poor's Health Care 500 Index and the Standard & Poor's 500 Index, to the end of 1997. These indices are included only for comparative purposes as required by Securities and Exchange Commission rules in effect as of the date of this Proxy Statement and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Class A Common Stock, and are not intended to forecast or be indicative of possible future performance of the Class A Common Stock.

                 [Performance Graph, in tubular format, follows]



                                                                         INDEXED RETURNS
                                                                           Years Ending
                                       Base
                                      Period
Company/Index                          Dec92        Dec93          Dec94          Dec95            Dec96           Dec97
-------------------------------------------------------------------------------------------------------------------------
EXPRESS SCRIPTS INC  -CL                100          144.07        225.29          312.65          219.93          367.83
HEALTH CARE-500                         100          91.60         103.61          163.55          197.49          283.82
S&P 500 COMP INDEX                      100          110.08        111.53          153.45          188.68          251.63


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, by the Company's chief executive officer and its other four most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                       ANNUAL COMPENSATION                           COMPENSATION
                                                                                         AWARDS
                                                                                      SECURITIES
                                                                      OTHER ANNUAL    UNDERLYING        ALL OTHER
                            YEAR        SALARY($)        BONUS($)(1) COMPENSATION($)   OPTIONS(#)     COMPENSATION($)
---------------------------------------------------------------------------------------------------------------------

BARRETT A. TOAN             1997     332,256(3)         250,000(3)        --           28,000(4)          2,000(2)
  PRESIDENT, CHIEF          1996     290,769(3)         204,000(3)        --              28,000          2,000(2)
  EXECUTIVE OFFICER         1995     253,269(3)         170,000(3)        --              14,000          1,000(2)
  AND DIRECTOR

STUART L. BASCOMB           1997        210,815        95,380             --            8,200(4)          2,000(2)
  EXECUTIVE VICE            1996        193,877        80,000             --               8,000          2,000(2)
  PRESIDENT                 1995        172,223        62,800             --               5,000          1,000(2)

THOMAS M. BOUDREAU
  SENIOR VICE PRESIDENT OF  1997        191,109        65,000             --            8,200(4)          2,000(2)
  ADMINISTRATION, GENERAL   1996        174,462        52,500             --              10,000          2,000(2)
  COUNSEL AND SECRETARY     1995        151,962        43,680             --               6,000          1,000(2)

LINDA L. LOGSDON
  SENIOR VICE PRESIDENT     1997        187,786       100,000             --            6,500(4)                 0
  OF HEALTH MANAGEMENT      1996      20,192(5)        48,000             --              50,000                 0
  SERVICES                  1995            N/A           N/A             --                 N/A               N/A

DAVID A. LOWENBERG
  SENIOR VICE PRESIDENT     1997        150,769        63,844             --             5,100(4)          2,000(2)
  AND DIRECTOR OF SITE      1996        145,000        53,000             --              10,000          2,000(2)
  OPERATIONS                1995        141,827        49,200             --              15,000          1,000(2)
-------------------

(1) Consists of amounts earned pursuant to the Company's annual bonus plan. Effective with 1995, that portion of the bonus based on each Named Officer's workplan objectives is evaluated based on workplan performance from March 15 through the following March 14.
(2) Consists of the Company's matching contribution in connection with the Company's 401(k) Plan, established effective January 1, 1994.
(3) Represents compensation awarded pursuant to the Company's annual bonus plan and the Employment Agreement between Mr. Toan and the Company.
(4) Consists of stock options awarded on November 25, 1997. The stock options awarded were conditioned upon the employee executing a nondisclosure and noncompetition agreement with the Company.
(5)  Ms. Logsdon joined the Company on November 4, 1996.


STOCK OPTIONS

     The table below sets forth certain information on the grants of stock options to the Named Officers pursuant to Plans for each Named Officer's 1997 performance.

                        OPTION GRANTS IN FISCAL YEAR 1997
                                INDIVIDUAL GRANTS

                               NUMBER OF      PERCENT OF TOTAL
                              SECURITIES       OPTIONS GRANTED
                              UNDERLYING       TO EMPLOYEES IN                                           GRANT DATE
                                OPTIONS        FISCAL YEAR(2)        EXERCISE          EXPIRATION       PRESENT VALUE
NAME                        GRANTED (#)(1)                        PRICE ($/SH)(3)         DATE             ($)(4)
----                        --------------     --------------     ---------------         ----             ------

Barrett A. Toan                28,000(5)           15.3%               $57.00           11/25/07           $668,080
Stuart L. Bascomb               8,200(6)            4.5%                57.00           11/25/07            195,652
Thomas M. Boudreau              8,200(6)            4.5%                57.00           11/25/07            195,652
Linda L. Logsdon                6,500(6)            3.6%                57.00           11/25/07            155,090
David A. Lowenberg              5,100(6)            2.8%                57.00           11/25/07            121,686

------------------

(1)  Consists of options awarded on November 25, 1997.
(2) Total options granted to employees in fiscal year 1997 includes all options granted to employees in 1997, other than those awarded on January 29, 1997, which were attributable to 1996.
(3) Represents the closing price per share as reported on the Nasdaq National Market ("Nasdaq") on November 24, 1997, the last date preceding the date of grant on which a transaction was reported.
(4) Such estimated value is derived using the Black-Scholes method taking into account the following key assumptions: (a) volatility of 43.498% calculated using daily stock prices for the 12-month period prior to the grant date;
     (b) 0% dividend yield; (c) an interest rate of 5.88%, which represents the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the option term; (d) 10 year option term; and (e) an exercise price equal to the fair market value at the date of grant. The resulting Black-Scholes value was discounted by approximately 35.32%, which consists of a discount of approximately 11.38% to reflect the probability of forfeiture due to termination prior to vesting, and a discount of approximately 23.94% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The actual value of the options will depend on the excess of the market price of the shares over the exercise price on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.
(5) Such options are fully exercisable from date of grant. The shares subject to the options are restricted from transfer with the transfer restriction lapsing as to 20% of such shares on each anniversary of the date of grant. The transfer restriction is subject to complete lapse in the event of a "change of control" of the Company (as defined in the Plan) or termination of Mr. Toan's employment by reason of death, disability, retirement or by the Company without cause. Upon termination of Mr. Toan's employment, the Company will repurchase any shares issued upon exercise of the options that remain subject to the transfer restriction, at the lesser of the option exercise price or the then current market value for the Class A Common Stock.
(6) Becomes exercisable as to 20% of the shares subject to the option on each anniversary of the date of grant. The options shall terminate in the event of a "change of control" of the Company, whereby the Company shall pay the employee an amount equal to the excess of the "market price" over the exercise price thereof, for the vested options or all options, depending on whether an offer of "comparable employment" is made to and accepted by the employee. The options terminate upon termination of employment unless the employee dies, retires or is permanently disabled, or his or her employment is terminated without cause.

The Company has no plan under which it may grant stock appreciation rights.

     The table set forth below provides certain information with respect to the 1997 fiscal year-end value of options to purchase the Company's Class A Common Stock granted to the Named Officers and options exercised during such period.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                        AND FISCAL YEAR-END OPTION VALUES

                                                                              Number of Securities
                                                                             Underlying Unexercised    Value of Unexercised
                                                                             Options at Fiscal Year    In-the-Money Options
                                                                                      End             at Fiscal Year End (2)
                            SHARES ACQUIRED ON                                    Exercisable/             Exercisable/
NAME                             EXERCISE            VALUE REALIZED (1)          UNEXERCISABLE             UNEXERCISABLE
----                             --------            ------------------          -------------             -------------

Barrett A. Toan                   71,000                 $2,660,235                139,000/0               $3,577,375/$0
Stuart L. Bascomb                 41,800                 $1,447,724              13,400/27,000           $455,950/$531,900
Thomas M. Boudreau                  8,900                 $ 170,252              10,700/40,600           $328,375/$968,600
Linda L. Logsdon                   ----                     ----                  8,000/48,500          $260,000/$1,336,000
David A. Lowenberg                 ----                     ----                 17,400/32,700           $692,394/$661,248

--------------------

(1)  Based on the difference between the sale price and the exercise price.
(2) Based on $61.00, the closing price of the Class A Common Stock as reported on the Nasdaq on December 31, 1997. On March 9, 1998, the closing price of the Class A Common Stock was $82.75.


EMPLOYMENT AGREEMENTS

     Effective as of April 1, 1992, the Company entered into an Employment Agreement with Mr. Toan for an initial term extending through March 31, 1996 (as amended by a letter agreement dated February 28, 1996, the "Agreement"). On April 1, 1995, and on each April 1 thereafter, the term of the Agreement is renewed for a new term of two years unless either party has given one year notice of termination. Neither party has given the required notice as of the date of this Proxy Statement, thus the term of this Agreement was renewed. The Agreement provides for annual base compensation of $330,000, subject to increase in the discretion of the Board of Directors. Pursuant to the Agreement, Mr. Toan is also eligible for bonus awards of up to 80% of his base salary, consisting of up to 30% for meeting financial objectives, up to 20% for exceeding such financial objectives and up to 30% for meeting or exceeding non-financial objectives. The financial objectives, which are based on attaining a net income target, and the non-financial objectives, which are based on reaching targets such as growth in the number of plan participants, expansion of the scope of services offered by the Company and expansion of the markets in which such services are offered, will be determined each year by the Board of Directors in its discretion. Pursuant to the Agreement, effective upon the Company's initial public offering in June 1992, Mr. Toan received options to purchase 140,000 shares of Class A Common Stock under the 1992 Plan, which are exercisable at $6.50 per share, and has received additional options on an annual basis. These options are nonqualified options and are exercisable in full immediately. If Mr. Toan exercises any of the options prior to the fifth anniversary of the date of grant, however, the shares received upon exercise, to the extent exceeding a number of shares equal to the product of (x) 20% of the number of shares subject to the options, and (y) the number of whole years elapsed since the date of grant, will be "restricted shares" and subject to forfeiture until such fifth anniversary. A pro rata portion of the restricted shares received will vest on each succeeding anniversary until the fifth anniversary after the date of grant, except that the restricted shares will vest upon the occurrence of a "change of control" of the Company or if Mr. Toan's employment is terminated due to his death, disability, retirement or by the Company without cause. If Mr. Toan's employment is terminated without cause, the Agreement provides that base compensation will continue to be paid until the later of (a) the expiration of the term of the Agreement, or (b) 24 months after the termination of employment. Under such circumstances, Mr. Toan will also be paid a pro rata portion of incentive compensation for services prior to termination.

SEVERANCE AGREEMENTS

     On January 27, 1998, the Board of Directors authorized the Company to enter into severance agreements with executives selected by the Board of Directors upon recommendation of the Compensation Committee. The severance agreements are designed generally to encourage the Company's key management personnel to remain with the Company and its subsidiaries and to continue to devote their full attention to the Company's business without distraction from personal uncertainties and risks created by certain events that are not within their control. The severance agreements are operative only in the event the executive's employment with the Company terminates for reasons discussed below. Six executives, including all of the Named Officers other than the Company's CEO, have entered into such agreements with the Company (The CEO has previously entered into an employment agreement with the Company that includes a severance agreement - see "Employment Agreements" above).

     The severance agreements generally provide that, in the event of termination of the executive's employment with the Company for any reason other than death or disability (as defined in the agreements) and other than for "cause" (as defined in the agreements, relating generally to acts constituting a felony, gross dishonesty or gross misconduct or willful violations of obligations to the Company), or in the event that the executive terminates employment for "good reason" (as defined in the agreements, relating generally to breaches of the agreement by the Company or changes in the executive's job location, title, authority, duties, compensation or benefits), the executive will be entitled to receive, subject to certain conditions, a cash severance benefit payable in four substantially equal quarterly payments in an aggregate amount equal to: (i) twelve (12) times the monthly base salary being paid to the executive immediately prior to the date of termination plus (ii) an amount equal to the product of (x) the executive's "bonus potential" (as determined in accordance with the agreements) for the year in which the date of termination occurs, multiplied by (y) the average percentage of the bonus potential earned by the executive for the three full years immediately preceding such year (or such shorter period if the executive was employed by the Company for less than three full years and received or was eligible to receive a bonus during such period), which product will be prorated for the portion of the year of termination in which the executive was employed by the Company. As a condition to receiving severance benefits an executive must execute a release of certain claims against the Company, and in specified circumstances, agree to certain non-competition restrictions. All payments will be discontinued in the event of a breach by the executive. Any amounts earned by the executive from employment with a third party prior to the final payment of amounts payable under the severance agreement will reduce the severance benefit due the executive thereunder, except that no such reduction will be required in the event the date of termination occurs within 18 months following a "change in control" (as defined in the severance agreements). The severance agreements also are subject to certain arbitration provisions. The agreements continue through December 31, 1999, and renew automatically for additional one year terms unless either party provides notice as specified in the agreements; provided, that the agreements will continue for two years beyond the month in which any change in control occurs.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until April 1992, the Company was a direct subsidiary of NYLCare, which was a subsidiary of New York Life. Since April 1992, both the Company and NYLCare have been direct subsidiaries of NYLIFE HealthCare, which is an indirect subsidiary of New York Life. NYLIFE HealthCare is the beneficial owner of 7,510,000 shares (or 100%) of the Class B Common Stock. On March 16, 1998, New York Life announced that it had reached an agreement with Aetna U.S. HealthCare, Inc. ("Aetna") pursuant to which Aetna will acquire NYLCare (the "New York Life/Aetna Transaction"). In connection therewith, the Company and Aetna reached an agreement to amend certain of the terms and provisions of the agreements between the Company and NYLCare (the "Aetna Amendments"), such Aetna Amendments to become effective upon the consummation of the New York Life/Aetna Transaction, which the parties announced is expected to close in the third quarter of 1998. The material terms and provisions of the Aetna Amendments are discussed with the related agreements below.

     The  Company  is  also a party  to a  series  of  agreements  with  Premier
Purchasing  Partners,  L.P.,  (formerly  known as  American  HealthCare  Systems
Purchasing Partners, L.P.; the "Partnership"), a healthcare group purchasing organization affiliated with Premier, Inc. (formerly known as APS Healthcare, Inc.; "Premier"). Premier is the largest voluntary healthcare alliance in the U.S., formed as a result of the mergers in late 1995 of three predecessor alliances, American HealthCare Systems, Premier Health Alliance and SunHealth Alliance. The Premier alliance includes more than 240 integrated healthcare systems that own or operate approximately 750 hospitals and are affiliated with another 1,080 hospitals. Mr. Norling, who has served as a member of the Board of Directors of the Company since March, 1992, has served as the Chief Operating Officer of Premier since September, 1997.

APPROVAL OF RELATED PARTY TRANSACTIONS

     In an effort to minimize conflicts, the Company's Bylaws require that any material transaction with a related party be approved by the Company's Audit Committee, which currently consists of three directors. A Bylaw provision, which cannot be changed without the affirmative vote of a majority of the outstanding Class A Common Stock, requires that a majority of directors on the Audit Committee be persons who are not directors of New York Life or its subsidiaries (other than the Company) or officers or employees of New York Life or its subsidiaries. A material transaction is a transaction that, by itself, would be required to be disclosed in the Company's proxy statement under the Securities and Exchange Commission's rules and regulations as in effect at the time of the transaction. In general, under the Securities and Exchange Commission's rules and regulations as in effect on the date of this Proxy Statement, a material transaction would be any transaction, or series of similar transactions, in which the amount involved exceeds $60,000.

RELATIONSHIP WITH NEW YORK LIFE AND NYLCARE

PHARMACY BENEFIT MANAGEMENT - INDEMNITY PLANS

     Through an agreement with New York Life, which was assigned to NYLCare effective January 1, 1996, the Company provides pharmacy benefit management services to certain group indemnity policyholders of NYLCare (formerly group indemnity policyholders of New York Life) and certain contract holders whose health benefit plans provide indemnity style benefits for which NYLCare provides administrative services only (such services formerly being provided by New York
Life). The agreement was amended and restated effective September 1, 1995, and again amended effective January 1, 1997. Since January 1, 1997, the Company has shared certain retrospective discounts received from drug manufacturers with NYLCare with respect to the foregoing business at a fixed amount per prescription, conditioned upon the policyholders/contract holders participation in the Company's ExpressPreferenceSM drug therapy management program. The term of the agreement expires December 31, 1999, subject to a review of the Company's fees and charges on January 1, 1999. If the parties are unable to agree to revised fees and charges, the agreement may be terminated by either party upon 60 days prior notice. In consideration for its services, the Company receives fees from NYLCare which it believes are competitive with those received from unrelated clients. The Company and NYLCare also indemnify each other against all loss, damage or expense that such party may sustain as a result of any negligence or willful misconduct or unnecessary delay by the indemnifying party's performance under the agreement and, in the Company's case, any material misrepresentation or breach of a representation or warranty by the Company in the agreement. In connection with the sale of NYLCare to Aetna and pursuant to the Aetna Amendments, the Company will continue to serve members of the NYLCare indemnity programs at the current contract rates until such members are converted to Aetna health insurance policies; provided that Aetna shall assume responsibility for formulary management and retrospective discount program administration upon consummation of the New York Life/Aetna Transaction, and the Company shall receive a fixed amount per prescription in lieu of the current arrangement.

PHARMACY BENEFIT MANAGEMENT, VISION AND INFUSION THERAPY SERVICE AGREEMENTS - MANAGED CARE PLANS

     The Company and NYLCare are parties to an agreement (the "Original Agreement") which first became effective January 1, 1992. The Original Agreement was amended and restated effective January 1, 1995 (the "Amended Agreement") and, pursuant thereto, the Company and various NYLCare subsidiaries have entered into pharmacy benefit management (PBM), managed vision care ("Vision") and infusion therapy service ("Infusion Therapy") agreements (collectively, the "Site Agreements"). The initial term of the Amended Agreement will expire on December 31, 1999, and it may be extended for additional one-year terms unless terminated by either party upon notice given at least 90 days prior to the end of the initial term or any anniversary date; provided that the Company and Aetna, pursuant to the Aetna Amendments, have agreed to amend and otherwise extend certain provisions of the Amended Agreement until December 31, 2003, as more particularly described below. The Amended Agreement supersedes the Original Agreement in its entirety for any transaction occurring or circumstances arising after January 1, 1995.

     THE AMENDED AGREEMENT AND THE SITE AGREEMENTS - PRE-AETNA AMENDMENTS

     Under the Amended Agreement, NYLCare is required to use the Company as the exclusive provider of the managed care products and services provided by the Company to its clients for all health maintenance organizations ("HMOs") in which NYLCare, directly or indirectly, holds at least a majority interest (the "NYLCare Owned Sites"), subject to certain exceptions with respect to infusion therapy services, as discussed below. In addition, NYLCare agreed to use its best efforts to use the Company as the exclusive provider of such managed care products and services to any HMOs which NYLCare does not own, but for which it provides health care management services (the "NYLCare Managed Sites"), subject to certain exceptions, including the condition that the prices the Company offers are reasonably competitive with those available from third-party providers.

     In the Amended Agreement, the Company is also the exclusive provider of such services to NYLCare Owned Sites that may be established in the future, unless the Company elects otherwise within 60 days of being notified that NYLCare has acquired or established a new site. If NYLCare is required to use the Company's pharmacy products for a new NYLCare Owned Site, the Company must offer such site its most favorable pricing for such products for HMOs located in the same metropolitan area at that time. If there is no HMO in that area, the Company must offer such site the most favorable pricing offered by the Company to any other client in that area or, if there is no such client, a client of comparable size in the same census region, provided that such price may not be above the prices payable by existing NYLCare Owned Sites under the agreements the Company has with those sites. The Company believes that the terms of the Amended Agreement are no less favorable to the Company than the terms that could have been obtained in an arm's length transaction with an unaffiliated third party.

     Pursuant to the Amended Agreement and the PBM Site Agreements, the Company now provides PBM services to each of the NYLCare Owned Sites in Chicago, Connecticut, Dallas, Houston, Maine, New Jersey, New York, Seattle and the Baltimore/Washington D.C. area, and the NYLCare Managed Site in North Carolina. The agreements with the Dallas, Houston, New York, New Jersey and Baltimore/Washington D.C. sites provide for an annual decrease in the rates for pharmacy services that the Company provides through December 31, 1999, with an additional reduction in the rates for the price of mail pharmacy services provided to these sites compared to the prices offered by the Company to other HMOs in their respective market area, from January 1, 1996, through December 31, 1999.

     In the Amended Agreement, NYLCare also agreed to assist the Company in product design and promotion and in the development and promotion of drug formularies. In the PBM Site Agreements for each NYLCare Owned Site, the Company agrees to develop and maintain drug formularies for each NYLCare Owned Site. Pursuant to the Amended Agreement, the Company agreed to negotiate retrospective discounts from drug manufacturers for drugs used by members of health plans sponsored by the NYLCare Owned Sites ("volume-based discounts"). In the Amended Agreement, the first $400,000 of volume-based discounts will be allocated to the Company and discounts in excess of that amount will be allocated 25% to the Company and 75% to NYLCare, except that certain volume-based discounts attributable to prescription drug usage by members of certain Medicare health plans sponsored by the NYLCare Owned Sites above certain amounts will be allocated 50% to NYLCare and 50% to the Company. For the year ended December 31, 1997, volume-based discounts aggregating $5,803,000 were allocated to the Company.

     Each PBM Site Agreement for a NYLCare Owned Site provides that the Company and each site shall defend and indemnify the other for claims and costs resulting from the grossly negligent acts or omissions or intentional misconduct in connection with the performance of the agreements. The Amended Agreement has an identical provision with respect to NYLCare and the Company. No claims have been made under any of these indemnities.

     In accordance with the Amended Agreement and the Vision Site Agreements, the Company continues to provide vision services for the Chicago, Dallas, Houston, New Jersey, New York and the Baltimore/Washington D.C. NYLCare Owned Sites.

     The Company also continues to provide Infusion Therapy services to the NYLCare Owned Sites in Dallas, Houston, New Jersey, New York and the Baltimore/Washington D.C. area, pursuant to the Amended Agreement and the Infusion Therapy Site Agreements. Under the Infusion Therapy Site Agreements for the Dallas, Houston and the Baltimore/Washington, D.C. sites, these sites are not required to use the Company as the exclusive provider of Infusion Therapy services so long as the Company receives, for each year during the term of the Amended Agreement, 80% of the aggregate amount that such HMO paid in the prior year, calculated on a member month basis, for non-maternity, out-patient Infusion Therapy services to all providers (the "Guaranteed Amount"). For the other NYLCare Owned Sites and future NYLCare Owned Sites, once such site's total payments for Infusion Therapy services equal or exceed $1.3 million in any year, such site is released from the requirement to use the Company as its exclusive provider of Infusion Therapy services so long as it pays the Company the applicable Guaranteed Amount. In the Infusion Therapy Site Agreements, the Company also agrees to give these sites a discount for fees for these services if the volume of services purchased from the Company exceeds certain thresholds in any year. The Company also provides infusion therapy services to three NYLCare preferred provider organizations under separate agreements that are terminable by either party upon 30 days prior written notice.

     THE AMENDED AGREEMENT AND THE SITE AGREEMENTS - POST-AETNA AMENDMENTS

     Upon consummation of the New York Life/Aetna Transaction, the Aetna Amendments shall take effect. From and after that date and continuing through December 31, 2003, the Company will provide PBM services to 1.4 million NYLCare/Aetna HMO members in lieu of the exclusivity requirements described above. The existing contract pricing shall remain in effect through December 31, 1999, and, thereafter, certain pricing adjustments, which the Company believes reflect an appropriate market price, will be instituted. Aetna will assume responsibility for formulary development and promotion activities, as well as management of volume-based discount programs, and the Company will receive a fixed amount per prescription in lieu of the current percentage-based allocation method.

     The Company will also be the preferred Infusion Therapy provider to the NYLCare/Aetna HMO members located in the geographic areas currently served by the Company through December 31, 2003. Specifically, the current pricing terms of the Infusion Therapy Site Agreements are extended until December 31, 2000, and, thereafter, limited price adjustments may take effect under certain circumstances. A minimum annual revenue guaranty is provided in lieu of the Guaranteed Amount described above. The Vision Site Agreements will continue under their current terms through December 31, 1999.

     In connection with the Aetna Amendments, the Company and New York Life have reached an agreement in principle whereby New York Life will make certain transition-related payments to the Company in 1999. The agreement is subject to the approval of the Company's Audit Committee.

INFORMED DECISION COUNSELING SERVICE AGREEMENT

     The Company also provides informed decision counseling services to NYLCare HMO members and group indemnity policyholders pursuant to an agreement dated as of April 1, 1997, which expires March 31, 1999. The Company believes that the terms of the agreement are no less favorable to the Company than the terms that could have been obtained in an arm's length transaction with an unaffiliated third party and, pursuant to the Aetna Amendments, the Company and Aetna will extend the term of the agreement until December 31, 1999.

     For the year ended December 31, 1997, the net revenues that the Company derived from all services provided to NYLCare were approximately $208,118,000, or 16.9% of total net revenues for such period, of which approximately $22,734,000 was attributable to vision, infusion therapy and informed decision counseling services. As of January 1, 1998, the Company provides PBM services to approximately 1.4 million NYLCare HMO members and approximately 500,000 NYLCare group health insurance policyholders.

OTHER AGREEMENTS AND TRANSACTIONS

     The Company and New York Life are parties to an agreement that provides that, so long as New York Life, directly or through one or more of its majority-owned subsidiaries, owns 10% or more of the Class B Common Stock, New York Life will not engage directly, or through any of its majority-owned subsidiaries, with certain exceptions relating to the ordinary course of its investment and its claims processing activities, in a business that derives substantial revenues, as defined in such agreement, from one or more of the following activities within the United States (the "Protected Business"): the provision of pharmacy benefit management services (including dispensing prescription drugs, monitoring cost and quality of pharmacy services, establishing a network of retail pharmacies, processing claims for prescription drugs, performing drug utilization review and assisting in the design of prescription drug programs for benefit plans), and the provision of vision care and home infusion therapy services. New York Life and its majority-owned subsidiaries may (i) engage in portfolio investment activities, without any of the entities in which they invest being subject to the foregoing restrictions,
(ii) process claims for prescription drugs in connection with processing medical claims under insurance policies, (iii) acquire entities engaged in all or any aspect of the Protected Business, unless any such entity derived a majority of its consolidated revenues from the Protected Business in the first year proceeding such acquisition, and (iv) continue to operate the business of such acquired entities as they may thereafter develop or expand. The foregoing does not in any way restrict the activities of entities in which New York Life and its subsidiaries own less than a majority equity interest. This agreement will not be affected by the New York Life/Aetna Transaction.

     For an annual premium of $5,800, the Company has obtained a $2.5 million life insurance policy from New York Life on the life of Mr. Toan. New York Life maintains Directors and Officers/Corporation Reimbursement ("D&O") insurance covering directors and officers of New York Life and its subsidiaries for certain expenses and liabilities of such directors and officers while acting in their capacity as such while New York Life maintains voting control of the Company. The total amount of New York Life's D&O insurance is $100 million aggregate each policy year with a $5 million deductible amount for corporate liability and up to $10,000 for individual liability. The Company did not incur any annualized premium expense for insurance covering the first $5 million of such D&O liability deductible for 1997 because the premium was waived by the insurer. There is no assurance that New York Life will provide excess D&O insurance for the Company in the future.

     From 1989, when NYLCare acquired all of the outstanding stock of the Company, through June 15, 1992, the Company was included in consolidated groups with New York Life for federal income tax purposes. The Company is no longer entitled by law to be included in the consolidated tax groups and will continue as a party to the tax allocation agreements only for purposes of adjustments to tax liabilities for the years in which it was included in those consolidated groups.

INTERCOMPANY ACCOUNT

     The Company maintains an intercompany account for payments to NYLCare, which, historically, was used for miscellaneous expenses related primarily to salary and other expenses for the Chairman of the Board and a certain sublease between the companies. This intercompany account is now primarily used for NYLCare's portion of the volume based discounts earned by the Company which, for the period January 1, 1997 to February 28, 1998, were approximately $13,648,000. The highest outstanding balance at any one time since January 1, 1997, was approximately $8,466,000. As of February 28, 1998, the balance of such account was approximately $6,310,000.

RELATIONSHIP WITH THE PARTNERSHIP AND PREMIER

     On December 31, 1995, the Company entered into a series of agreements with the Partnership, which, among other things, designate the Company as Premier's exclusive preferred provider of outpatient PBM services to shareholders of Premier and their affiliated healthcare entities, plans and facilities which participate in the Partnership's purchasing programs. The term of the relationship is ten years, subject to early termination by the Partnership at five years upon payment of an early termination fee to the Company. Premier is required to promote the Company as the preferred PBM provider to its shareholders and their affiliates. An individual Premier member or affiliated managed care plan is not required to enter into a PBM agreement with the Company, but if it does so, the term of the agreement will be five years.

     As a result of the number of Premier plan members that receive PBM services from the Company and the outcome of certain joint drug purchasing initiatives, the Company issued 227,273 shares of its Class A Common Stock to the Partnership in May, 1996. The Partnership could also become entitled to receive up to an additional 2,250,000 shares, depending on the number of members in
Premier-affiliated managed care plans that contract for the Company's PBM services. If the Partnership earns stock totaling over 5% of the Company's total voting stock, it is entitled to have its designee nominated for election to the Board of Directors.

     For the year ended December 31, 1997, the net revenues that the Company derived from services provided to the Premier affiliates were approximately $82,351,000, or 6.7% of total net revenues for such period. Under the terms of the agreements with the Partnership, as of January 1, 1998, the Company was providing service to 20 Premier affiliates representing approximately 1.0 million members.


         II. PROPOSAL TO APPROVE THE SECOND AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1994 STOCK OPTION PLAN

BACKGROUND

     On June 6, 1994, the Board of Directors of the Company adopted the 1994 Stock Option Plan, which provides for the grant of nonqualified stock options and incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) to certain officers and other key employees of the Company or certain subsidiaries. On March 22, 1995, the Board of Directors adopted the Amended and Restated 1994 Stock Option Plan (the "Plan"), which was approved by the stockholders of the Company on May 24, 1995, and amended by the Board of Directors and stockholders on January 29, 1997 and May 28, 1997, respectively, to increase the number of shares of Class A Common Stock which may be issued thereunder. The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions.

     On January 27, 1998, the Board of Directors adopted an amendment to the Plan (the "Second Amendment") which is described below under "Proposed Amendment". NYLIFE HealthCare has indicated its intention to vote its shares for approval of the Second Amendment. Assuming NYLIFE HealthCare votes in favor of such amendment, such vote would be sufficient to approve such amendment. If the Second Amendment to the Plan is not approved, the existing plan would continue in effect.

SUMMARY OF THE PLAN

     The complete text of the Second Amendment to the Plan, as approved by the Board of Directors, subject to stockholder approval, is set forth in Exhibit A to this Proxy Statement. The following summary of certain provisions of the Plan is qualified in its entirety by reference to the text of the Plan.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). A total of 460,000 shares of Class A Common Stock have been reserved for grants of options under the Plan, subject to antidilution adjustments as provided in the Plan and a proposed increase in the total number of shares available for grant, as described below.

     The Committee has the power to interpret the Plan and to determine and interpret the terms of each option agreement (which need not be identical), including, without limitation, (i) which eligible employees will be granted options, (ii) the number of options that will be granted to an employee (subject to the limitations set forth in the Plan), (iii) whether or not the options granted are incentive stock options or nonqualified stock options, (iv) the exercise price of the options, (v) the form of consideration that may be used to pay for the shares issued upon exercise of an option, and (vi) when an option will vest or become exercisable, and whether and to what extent the shares received upon exercise will be "restricted shares" for a period of time, and subject to forfeiture. No more than 150,000 options may be granted to any one individual under the Plan. Options have been granted to 94 officers and other key employees from time to time under the Plan, six of which have forfeited their unexercised options upon termination of their employment with the Company.

     The exercise price of an option may not be less than 100% of the fair market value of the Class A Common Stock at the time of the grant (110% of the fair market value in the case of an incentive stock option granted to an individual who at the time of grant beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company (a "10% stockholder")). Such fair market value shall generally be considered to be the closing sale price per share on Nasdaq on the last trading day preceding the date of grant. The purchase price is to be paid in cash, by check or, at the discretion of the Committee and upon such terms as the Committee may approve, by delivering previously owned shares, having shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof.

     The term of each option shall be no longer than ten years from the date of grant (five years in the case of an incentive stock option granted to an individual who is a 10% stockholder).

     At the time of exercise of a nonqualified stock option, the optionee is required to pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any taxes required to be withheld by reason of such exercise. The Committee may permit optionees to satisfy withholding obligations by delivering previously owned shares or by electing to have shares withheld.

     Options are not transferable other than by will or under the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by the optionee or his or her guardian or legal representative. Subject to the "change in control" provision referred to below, all options terminate immediately in the event of termination of employment for any reason, except as follows: if such employment is terminated due to death, permanent disability (as defined in the Plan), retirement (as defined in the Plan), or by the Company without cause (as defined in the Plan), all outstanding options will immediately become exercisable and will remain exercisable for three months following such termination; provided, that the Committee may, in its discretion, permit the option to be exercised after such period. In no event, however, may an option be exercised beyond the original term of such option. The Committee also has the discretion to determine whether and to what extent unvested restricted shares will vest or be forfeited upon an optionee's termination of employment.

     If an option expires or terminates without having been exercised in full, or any restricted shares received upon exercise of an option are forfeited, such shares will again be available for grant of options.

     In the event that the outstanding shares of Class A Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments will be made by the Committee in the number and kind of shares subject to and which may be subject to options under the Plan, and the purchase price per share, to prevent dilution or enlargement of benefits granted to, or available for, optionees.

     The Committee may accelerate the exercisability of any option, or the vesting of any restricted shares, at any time. Options granted under the Plan prior to the amendment and restatement thereof in 1995 become fully exercisable, and restricted shares will fully vest, upon the occurrence of a "change in control" of the Company, which, for purposes of such option grants, means the occurrence of any of the following events at a time when New York Life is not the beneficial owner of fifty percent or more of the combined voting power for the election of directors of the Company: (i) any person (other than the Company or any parent corporation or subsidiary or related employee benefit plan) becomes the beneficial owner of securities representing fifty percent or more of the combined voting power for the election of directors of the Company; (ii) a change in the majority of the members of the Board of Directors during any period of two consecutive years that is not approved by a vote of at least two-thirds of the members of the Board who were members at the beginning of such two-year period; (iii) the stockholders of the Company approve a merger or consolidation involving the Company that results in existing stockholders owning 80% or less of the combined voting power of the voting securities of the Company after such merger or consolidation, other than a recapitalization or similar transaction in which no "person" acquires more than fifty percent of the combined voting power for the election of directors; or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement providing for the sale or disposition of all or substantially all of the Company's assets or any transaction having a similar effect.

     With respect to all other options granted under the Plan, in the event of a "change in control", all outstanding options, whether or not previously exercisable and vested, will terminate and any restricted shares will be redeemed by the Company and, in either case, the Company will pay the optionee a specified amount in lieu of such options or restricted shares. For options granted after the Plan was amended and restated, the term "change of control" means the occurrence of one of the following events: (i) the first date on which both of the following conditions shall exist: (A) New York Life shall have ceased to be the ultimate beneficial owner of securities representing fifty percent or more of the combined voting power for the election of directors, and
(B) a person (other than the Company or any parent corporation or subsidiary or related employee benefit plan) becomes the beneficial owner of securities representing fifty percent or more of the combined voting power for the election of directors of the Company; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company; or (iii) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets or any transaction having a similar effect. Upon the occurrence of such a change of control, the Company will pay the optionee a specified amount in lieu of such options or restricted shares, and such amount will be determined based upon whether an offer of "comparable employment" is made to and accepted by the optionee. For purposes of the foregoing, "comparable employment" means employment with the Company or its successor following a change in control pursuant to which (i) the employee's responsibilities and duties are substantially the same and the other terms and conditions of employment are not materially more burdensome; (ii) his or her aggregate compensation is substantially the same; and (iii) the employee is not required to relocate unless the Company or its successor pays the cost of such relocation, appropriate cost of living adjustments are made, the employee is employed under a written contract for a term of not less than three years, and the employee is required to make only one such move during the first three years of the written contract.

     The Board of Directors may at any time terminate or modify the Plan, except that without the approval of the stockholders it may not increase the number of shares as to which options may be granted, change the class of persons eligible to participate in the Plan, change the minimum purchase price of shares subject to the options, extend the maximum period for granting or exercising options, or otherwise materially increase the benefits accruing to optionees under the Plan. The Plan will terminate on June 6, 2004. No termination or amendment of the Plan may, without the consent of the optionee to whom an option has been granted, alter or impair any rights or obligations under any option theretofore granted.

PROPOSED AMENDMENTS

     Under the proposed Second Amendment to the Plan, effective January 27, 1998, the number of shares which may be issued under the Plan would be increased from 460,000 shares of Class A Common Stock to 960,000 shares of Class A Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of the exercise, the optionee will not realize any ordinary income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or the exercise. The optionee's basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares acquired as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition, will be a capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise, the optionee will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be treated as a long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

     The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is tax preference income for purposes of computing the alternative minimum tax applicable to individuals.

     NONQUALIFIED STOCK OPTIONS. Nonqualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the stock on the date of exercise of the option over the amount of cash paid for the stock.

     As a result of the optionee's exercise of a nonqualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. If the optionee pays all or part of the option price of a nonqualified stock option by surrendering shares already owned by such optionee, certain additional tax rules apply.

     The excess of the fair market value of the stock on the date of exercise of a nonqualified stock option over the exercise price is not a tax preference item.

     RESTRICTED SHARES. An optionee does not recognize income upon receipt of restricted shares (unless he or she elects, within thirty days of the transfer of restricted shares, to recognize income currently). Upon the lapse of the restriction, the optionee will recognize income in an amount equal to the fair market value of the shares on the date the restriction lapses and the Company will be entitled to a tax deduction equal to the same amount.

     If the optionee elects to recognize income within thirty days of receipt of the shares, he or she will recognize income in an amount equal to the fair market value of the shares on the date of receipt of the restricted shares and the Company will be entitled to a tax deduction equal to the same amount.

     CHANGE IN CONTROL. If there is an acceleration of the vesting or payment of benefits and/or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute "Excess Parachute Payments" under Section 280G of the Code. The optionee receiving an Excess Parachute Payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the change in control, and the Company is not entitled to a deduction for such payment.

     The foregoing is a summary of the Federal income tax consequences to the participants in the Plan and to the Company, based upon current income tax laws, regulations and rulings.


STOCK OPTION AWARDS

     The following table shows options which have been granted under the Plan to date to each of the Named Officers and certain specified groups (including options which have been exercised):

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                          NUMBER OF       EXERCISE PRICE PER
NAME AND POSITION                           SHARES             SHARE (1)


BARRETT A. TOAN                           56,000(2)           $45.0625(7)
PRESIDENT, CHIEF EXECUTIVE OFFICER
AND DIRECTOR
STUART L. BASCOMB                         18,200(3)           $43.8819(7)
EXECUTIVE VICE PRESIDENT
THOMAS M. BOUDREAU                        12,200(3)           $49.1721(7)
SENIOR VICE PRESIDENT, GENERAL
COUNSEL AND SECRETARY
LINDA L. LOGSDON                          46,500(3)           $32.4839(7)
SENIOR VICE PRESIDENT OF HEALTH
MANAGEMENT SERVICES
DAVID A. LOWENBERG                         9,100(3)           $46.5055(7)
SENIOR VICE PRESIDENT AND DIRECTOR
OF SITE OPERATIONS
Executive Officer Group (4)               247,500(3)          $46.0040(7)
Non-Executive Officer Director                0                   ---
Group(5)
Non-Executive Officer Employee            168,335(3)          $44.4307(7)
Group(6)

-----------------------------

(1)  The closing price of the Company's Class A Common Stock as reported on Nasdaq on March 9, 1998, was $82.75.
(2)  See Note 5 to "Option Grants in Fiscal Year 1997" on page 9.
(3)  See Note 6 to "Option Grants in Fiscal Year 1997" on page 9.
(4)  Consists of nine persons.
(5)  Consists of nine persons.
(6)  Consists of 85 persons.
(7)  Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to the individuals or members of the groups, as applicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDMENT TO THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN.


       III. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has proposed an amendment to Article Four of the Certificate of Incorporation of the Company increasing the number of shares of Class A Common Stock which the Company is authorized to issue to 75,000,000 shares. The number of shares of Class B Common Stock which the Company is authorized to issue will remain at 22,000,000.

     The Certificate of Incorporation presently authorizes the Company to issue 5,000,000 shares of Preferred Stock, issuable in series, the terms of which may be fixed by the Board of Directors, 30,000,000 shares of Class A Common Stock and 22,000,000 shares of Class B Common Stock. The Class B Common Stock is convertible, share-for-share, into Class A Common Stock at the option of the holder and automatically so converts upon any transfer to any person or entity other than New York Life or its affiliates. In stockholder votes, each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes. Under the Certificate of Incorporation, the outstanding Class B Common Stock is entitled to equal treatment (payable in shares of Class B Common Stock) with the Class A Common Stock in the event of any Common Stock dividend or split. In all respects other than voting power and the convertibility of the Class B Common Stock, the shares of Class A Common Stock and Class B Common Stock are identical.

     Other than Premier, the holders of the Common Stock do not have preemptive rights as to additional issues of Common Stock or, other than the Class B Common Stock, conversion rights. Premier has a contractual right pursuant to its agreements with the Company to maintain its proportionate interest in the Company's Class A Common Stock should the Company issue additional shares of its Class A Common Stock in a firm commitment public offering. Therefore, should the Board of Directors elect to issue additional shares of Class A Common Stock, existing stockholders (other than potentially Premier) would not have any preferential rights to purchase such shares. In addition, the shares of Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

     At March 31, 1998, no shares of Preferred Stock, 9,269,270 shares of Class A Common Stock and 7,510,000 shares of Class B Common Stock were issued and outstanding, and a total of 12,080,784 shares of Class A Common Stock were reserved for future issuance upon conversion of the outstanding Class B Common Stock (7,510,000 shares), for issuance upon exercise of stock options granted or which may be granted under the Company's two employee stock option plans and its stock option plan for outside directors (1,667,100 shares, including the 500,000 shares proposed under the Amendment to the 1994 Plan), and for issuance in connection with the Company's strategic alliances with certain of its clients (2,903,684 shares).

     The Board of Directors is recommending that the authorized Class A Common Stock be increased so that the Company will have additional shares available for such proper corporate purposes as the Board may determine, without having the further need to seek stockholder authorization. Such purposes might include, among other corporate purposes, the issuance of additional shares as stock dividends or stock splits, as consideration for the acquisition of properties or businesses or in capital raising transactions and the reservation of additional shares for use in compensation plans or for conversion of Preferred Stock, should the Board determine to provide conversion rights to one or more series of the Preferred Stock which it may establish. The future issuance of shares of Class A Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. Except for the presently reserved shares, the Company has no present plans, understandings or commitments for the issuance of any of the additional shares of Class A Common Stock. The Board of Directors does not presently intend to seek stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of The Nasdaq Stock Market. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     If the proposed amendment is approved, the first paragraph of Article 4 of the Certificate of Incorporation will read as follows:

                           "4. The total number of shares of stock which the Corporation has authority to issue is 102,000,000 shares, of which (i) 5,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 97,000,000 shares are common stock, consisting of 75,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 22,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock")."

     Assuming stockholders' approval of this proposal, the required amendment of the Certificate of Incorporation will become effective at the close of business on June 12, 1998, or as soon thereafter as practicable.

     The affirmative votes of a majority of the total voting power of the outstanding Class A Common Stock and Class B Common Stock voting together as a single class and voting separately by class are necessary for the proposed amendment to be approved. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or bank voting instructions as to such shares) effectively count as votes against the proposal. NYLIFE HealthCare has indicated its intention to vote its Class B Common Stock in favor of the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.


           IV. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse LLP served as the Company's independent accountants for the year ended December 31, 1997. The Board of Directors has appointed, subject to stockholder ratification, Price Waterhouse LLP to act in that capacity for the year ending December 31, 1998. A representative of Price Waterhouse LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                              STOCKHOLDER PROPOSALS

     In accordance with the Bylaws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal. Generally, to be timely, such notice must be received by the Secretary during the 30 day period that ends 60 days before the anniversary of the prior years' annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant Bylaw provisions from the Secretary of the Company. These Bylaw provisions are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy statement.

     Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company no later than December 24, 1998, in order to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

                                  OTHER MATTERS

     Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of proxies for the Meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone by the Company's officers, directors and employees, without special compensation for such activities.


By Order of the Board of Directors

                                        /s/ Thomas M. Boudreau
                                        Thomas M. Boudreau
April 22, 1998                          Secretary

                                    EXHIBIT A

                               SECOND AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

     A. Express Scripts, Inc. (the "Company") has an Amended and Restated 1994 Stock Option Plan which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995, and which was subsequently amended by the Board of Directors of the Company (the "Board") and approved by the stockholders on January 29, 1997 and May 29, 1997, respectively (as amended, the "Plan").

     B. On January 27, 1998, the Board approved an increase in the number of shares which may be issued pursuant to the Plan.

                                    AMENDMENT

     1. DEFINITIONS. Capitalized terms set forth in this Second Amendment to the Plan (the "Second Amendment") shall be as defined in the Plan.

     2. AMENDMENT TO SECTION 2.1, SHARES SUBJECT TO PLAN. Section 2.1 of the Plan is amended by deleting the number "460,000" in the first sentence thereof and inserting in lieu thereof the number "960,000."

     3. EFFECTIVE DATE OF THE SECOND AMENDMENT; STOCKHOLDER APPROVAL. The effective date of this Second Amendment shall be January 27, 1998. This Second Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 27, 1998, and if not approved by the stockholders this Second Amendment shall be null and void.

Dear Shareholder:

     The annual meeting of Stockholders of Express Scripts, Inc. will be held at the Radisson Hotel, 11228 Lone Eagle Drive, Bridgeton, Missouri 63044, at 9:30 a.m. on Wednesday, May 27, 1998.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

X      Please mark your
       votes as in this
       example.


              FOR ALL THE         WITHHOLD      NOMINEE: HOWARD ATKINS
                NOMINEES        AUTHORITY TO             JUDITH E. CAMPBELL
            LISTED AT RIGHT     VOTE FOR ALL             RICHARD M. KERNAN, JR.
           (except as marked   NOMINEES LISTED           RICHARD A. NORLING
                 to the           AT RIGHT               FREDERICK J. SIEVERT
            contrary below)                              STEPHEN N. STEINIG
                                                         SEYMOUR STERNBERG
(1)              ______            ______                BARRETT A. TOAN
Election                                                 HOWARD L. WALTMAN
of                                                       NORMAN ZACHARY
Directors




                       For    Against   Abstain
(2) Approval of the
Second Amendment to
the Company's Amended
and Restated 1994
Stock Option Plan       ____   _____     ____

(3) Approval of an
Amendment to the
Company's Certificate
of Incorporation        ____   _____     ____

(4) Ratification of
The appointment of
Price Waterhouse LLP
as the Company's
independent
accountants for 1998    ____   _____     _____


INSTRUCTION: To withhold authority to vote for any
individual nominee, print
that nominee's name below.
--------------------------------------------------
This Proxy will be voted "FOR" items 1,2, 3 and 4 if no instruction to the contrary is indicated. If any other business is presented at the meeting, the proxy will be voted in accordance with the recommendation of management.
(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

Dated:_________________________             _______________________________
                                            (Signature)

                                             ______________________________
                                             (Signature if held jointly)

--------------------------------------------------------------------------------

                              EXPRESS SCRIPTS, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Barrett A. Toan and Stuart L. Bascomb, or either one of them, as proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of the undersigned in Express Scripts, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on May 27, 1998 at 9:30 A.M., at the Radisson Hotel, 11228 Lone Eagle Drive, Bridgeton, Missouri 63044, or at any adjournment thereof, upon the matters described in the Notice of such Meeting and accompanying Proxy Statement, receipt of which is acknowledged, and upon such other business as may properly come before the Meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

                                   APPENDIX I


                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN


1.       PURPOSES; DEFINITIONS

       The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions.

     To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options and Nonqualified Stock Options.

     Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" shall mean the willful failure by an Employee to perform his duties with the Company, a Parent or a Subsidiary or the willful engaging in conduct which is injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion, provided that, if the Employee has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement.

     "Change in Control" shall mean the following:

     (i) the first date on which both of the following  conditions  shall exist:
(A) New York Life Insurance Company ("New York Life") shall have ceased to be a Parent, and (B) a "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or a Related Entity is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power for the election of directors of the Company's then outstanding securities;

     (ii) the shareholders of the Company approve a plan of complete liquidation of the Company; or

     (iii) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

     "Change in Control Date" shall mean, in the case of a Change in Control defined in clause (i) or (ii) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (iii) of the definition thereof, the date on which the transaction closes.

     "Change in Control Price" shall mean, in a Change in Control transaction in connection with which New York Life receives consideration for the transfer or cancellation of its voting securities, the per share amount received by New York Life; and in the case of any other Change in Control transaction, the greater of the highest Fair Market Value or the highest price per share paid in a bona fide transaction related to such Change in Control at any time during the 60 days immediately preceding the Change in Control Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1.

     "Company" shall mean Express Scripts, Inc., a Delaware corporation, and any successor corporation.

     "Comparable   Employment"  shall  mean  employment  with  the  Company  any successor to the Company's business following a Change in Control pursuant to which:

     (i) the responsibilities and duties of the Employee are substantially the same as before the Change of Control (such changes as are a necessary consequence of the fact that the securities of the Company are no longer publicly traded if the Company's securities cease to be publicly traded as a consequence of the Change of Control shall not be considered a change in responsibilities or duties), and the other terms and conditions of employment following the Change in Control do not impose on the Employee obligations materially more burdensome than those to which the Employee was subject prior to the Change in Control;

     (ii) the aggregate compensation (including salary, bonus and other benefit plans, including option plans) of such Employee is substantially economically equivalent to or greater than such Employee's aggregate compensation immediately prior to the Change in Control Date. In making such determination there shall be taken into account all contingent or unvested compensation, under performance-based compensation plans or otherwise, with appropriate adjustment for rights of forfeiture, vesting rules and other contingencies to payment; and

     (iii) the Employee is not required to relocate from the metropolitan area of his or her residence immediately preceding the Change in Control (A) unless the Company or such successor pays the cost of such relocation (including any loss and expenses that the employee may incur upon the sale of his or her residence), (B) if the relocation is to an area with a higher cost of living than the area of the Employee's residence prior to such relocation, such Employee's compensation is equitably adjusted to account for such difference,
(C) unless the Employee is employed under a written contract for a term of not less than three (3) years, and (D) is required to make only one such move during the first three years of the written contract.

     "Effective Date" shall have the meaning set forth in Section 7.1.

     "Employee" shall mean any employee (including any officer whether or not a director) of the Company, or of any corporation which is then a Subsidiary that has been designated by the Board to participate in the Plan.

     "Early Retirement" shall mean retirement by an Employee from active employment with the Company, a Parent or any Subsidiary (i) with the express consent for purposes of the Plan of the Committee or such officer of the Company as the Committee may designate from time to time, or (ii) pursuant to the early retirement provisions of a pension plan maintained by the Company, a Parent or any Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" per Share as of a particular date shall mean, unless otherwise determined by the Committee:

     (i) the closing sales price per Share on a national securities exchange for the last preceding date on which there was a sale of Shares on such exchange;

     (ii) if clause (i) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system (known as "NASDAQ"), the closing price per Share as reported on such system for the last preceding date on which a sale was reported;

     (iii) if clause (i) or (ii) does not apply and the Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which such bid and asked prices were quoted; or

     (iv) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

     "Incentive Stock Option" shall mean an Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

     "Normal Retirement" shall mean retirement by an Employee from active employment with the Company, a Parent or any Subsidiary (i) on or after attainment of age sixty-five (65), or (ii) pursuant to the normal retirement provisions of a pension plan maintained by the Company, a Parent or any Subsidiary.

     "Option" shall mean an option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to the Plan.

     "Option Agreement" shall mean an Option Agreement to be entered into between the Company and an Optionee, which shall set forth the terms and conditions of the Options granted to such Optionee.

     "Optionee" shall mean an Employee to whom an Option has been granted pursuant to the Plan.

     "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company), or if each group of commonly controlled corporations, then
(i) is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of one or more of the other corporations in such chain representing fifty percent (50%) or more of the combined voting power for the election of directors for such corporation, or (ii) if the determination of whether a corporation is a Parent is being made to determine whether the requirements governing Incentive Stock Options have been met, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

     "Payment Date" shall mean a date not later than ten (10) business days following the Change in Control Date.

     "Permanent Disability" shall mean that the Employee has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if an Employee has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

     "Plan" shall mean this Express Scripts, Inc. 1994 Stock Option Plan, as hereinafter amended from time to time.

     "Related Entity" shall mean a Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such Plan) maintained by the Company, a Parent or a Subsidiary.

     "Restricted Shares" shall mean Shares which are received by an Optionee upon the exercise of an Option and are subject to the restrictions described in
Section 4.2(c).

     "Restriction Period" shall mean the period during which Restricted Shares are subject to the restrictions set forth in Section 4.2(c).

     "Retirement" shall mean Early Retirement or Normal Retirement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Share" shall mean a share of the Company's Class A Common Stock, .01 par value.

     "Stockholder  Approval  Date"  shall have the  meaning set forth in Section
7.1.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation (other than the last corporation in the unbroken chain), or if each group of commonly controlled corporations, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

     "Ten-Percent Stockholder" shall mean an Employee, who, at the time an Incentive Stock Option is to be granted to the Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent or a Subsidiary is terminated for any reason whatsoever, but excluding any termination where there is a simultaneous reemployment by either the Company, a Parent or a Subsidiary.

2.       SHARES SUBJECT TO THE PLAN

2.1      SHARES SUBJECT TO PLAN

     The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall initially be 210,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, or any Restricted Shares received by an Optionee upon the exercise of an Option are forfeited to the Company in accordance with the Option Agreement, such Shares may again be the subject of Options hereunder.

2.2      CHANGES IN COMPANY'S SHARES

     In the event that the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants or rights, stock dividend, combination of shares or similar event, appropriate adjustments shall be made by the Committee in the number and kind of Shares subject to and which may be subject to Options under this Plan, and the purchase price per Share, to prevent dilution or enlargement of the benefits granted to, or available for, Optionees, including adjustments of the limitations in Section 2.1 of the maximum number and kind of shares which may be issued hereunder as Shares.

3.       ELIGIBILITY FOR OPTION GRANTS

     Any Employee who is employed on the senior staff, or as a member of the sales force or who is designated by the Committee as a key Employee shall be eligible to receive Options under this Plan. In no event shall any Options be granted to any member of the Board who is not an Employee. The Committee shall from time to time, in its sole discretion:

     (a) select from among the eligible Employees (including Optionees who have previously received Options) such of them as in its opinion should be permitted to receive Options under this Plan;

     (b) determine the number of Shares to be subject to each Option granted to such selected Employees; provided, that in no event shall Options be granted to any Employee in excess of 150,000;

     (c) determine the terms and conditions applicable to each Option (which need not be identical), consistent with the Plan; and

     (d) establish such conditions as to the manner of exercise of such Options as it may deem necessary, including but not limited to, requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to Shares issuable upon exercise of such Options.

4        TERMS OF OPTIONS AND SHARES

4.1      OPTION AGREEMENT

     Options shall be granted only pursuant to an Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including appropriate vesting arrangements. The aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, the Parent and any Subsidiary become exercisable by an Employee during any calendar year shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess amount shall be treated as Nonqualified Stock Options.

4.2      TERMS

     The  Options   granted   hereunder  shall  have  the  following  terms  and
conditions:

     (a) PRICE. The purchase price for the Shares subject to an Option, or the manner in which such purchase price is to be determined, shall be determined by the Committee, in its sole discretion, and set forth in the Option Agreement, provided that the purchase price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     (b) TERM. Options shall be for such term as the Committee shall determine, and as shall be set forth in each Option Agreement, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     (c) VESTING. Options shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option, or the vesting of any Restricted Shares, or portion thereof at any time.

     The Committee may in its discretion provide that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the following restrictions or conditions:

     (i) Subject to the provisions of the Plan and the Option Agreement, during a period set by the Committee commencing with the date of the grant of the Option (the "Restriction Period"), the Optionee may not be permitted to sell, transfer, pledge or assign the Restricted Shares. The Committee in its discretion may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its discretion,

     (ii) Except as provided in this clause (ii) and clause (i) above, the Optionee shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

     (iii) Subject to the applicable provisions of the Option Agreement and this Section, upon Termination of Employment during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at grant.

     (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, certificates for an appropriate number of unrestricted Shares shall be delivered to the Optionee promptly.

     (d) Termination of Employment. Except as provided in this Section 4.2(d) or in the Option Agreement evidencing such an Option, in the event of a Termination of Employment of an Optionee, all outstanding Options held by such Optionee shall terminate immediately, provided that, if such Termination of Employment is due to the Optionee's death, Permanent Disability, or Retirement or by the Company, a Parent or a Subsidiary without Cause, all outstanding Options held by such Optionee shall immediately become fully exercisable to the extent not so exercisable, shall remain exercisable for a period of three months following such Termination of Employment, and shall thereafter terminate. Notwithstanding the foregoing, (i) the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the period provided for in this Section 4.2(d), but in no event beyond the term of the Option, and (ii) no provision in this Section 4.2(d) shall extend the exercise period of an Option beyond its original term.

4.3      NON-TRANSFERABILITY

     No Option granted under the Plan shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4.4      METHOD OF EXERCISE

     The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising pursuant to a "cashless exercise" procedure, or any combination thereof. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise in its sole discretion.

4.5      RIGHTS AS STOCKHOLDER

     No Optionee shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Optionee.

5.       CHANGE IN CONTROL PROVISIONS

5.1      IMPACT OF CHANGE IN CONTROL EVENT

     Notwithstanding anything herein to the contrary, in the event of a Change in Control (i) all outstanding Options, whether or not previously exercisable and vested, shall terminate immediately and become null and void on the Change in Control Date, and (ii) any Restricted Shares shall be redeemed by the Company and canceled as of the Change in Control Date; and in either case the Company shall pay such Optionee the amount, if any, determined in accordance with
Section 5.2 in lieu of such options or Restricted Shares.

5.2      PAYMENT FOR OPTIONS AND RESTRICTED SHARES

     (a) NO OFFER OF COMPARABLE EMPLOYMENT. If an Optionee is not offered Comparable Employment with the Company or any successor to the Company's business on or prior to the Change in Control Date, the Company shall pay the Optionee for each of his Options that was terminated pursuant to Section 5.1 an amount equal to the excess, if any of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled, an amount equal to the Change in Control Price. Such aggregate amount shall be paid to the Optionee by the Company in a cash lump sum on the Payment Date.

     (b) OFFER OF COMPARABLE EMPLOYMENT ACCEPTED. If an Optionee is offered and accepts Comparable Employment with the Company or any successor to the Company's business, the Company shall pay the Optionee for each of his Options that was canceled pursuant to Section 5.1 an amount equal to the excess, if any, of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled, an amount equal to the Change in Control Price. Such aggregate amount shall be paid to the Optionee as follows:

     (i) any amount attributable to Options that were vested on or prior to the Change in Control Date shall be paid to the Optionee on the Payment Date.

     (ii) any amount attributable to Options that would have become vested after the Change in Control Date but prior to the second anniversary of the Change in Control Date, or to Restricted Shares the transferability and forfeiture restrictions on which would have lapsed during such period, shall be paid to the Optionee on the date that the Options otherwise would have vested or the restrictions on such Restricted Shares otherwise would have lapsed, as the case may be; and

     (iii) any other amounts due to the Optionee and not disbursed pursuant to the preceding clauses (i) and (ii) shall be paid in two cash installments on the first and second anniversary of the Change in Control Date, the first installment being equal to one-half of the amount that would have been paid in the absence of the preceding clause (ii) above minus the amount of any payment made prior to such first installment pursuant to the preceding clause (ii), and the second installment being equal to the remaining balance due to the Optionee.

     Notwithstanding the foregoing, in the event of a Termination of Employment of the Optionee at any time before such second anniversary, other than by reason of (A) the Optionee's death, Permanent Disability or Retirement, (B) termination by the Company or any successor to the Company's business without Cause, or (C) termination by the Employee after his employment ceases for any reason to be Comparable Employment, the Optionee shall forfeit any right to, an shall not be paid, any unpaid installments. In the case of a Termination of Employment for any reason specified in clause (A), (B) or (C) of the preceding sentence, all unpaid installments shall be paid to the Optionee in a cash lump sum within thirty (30) days of such Termination of Employment.

     (c) OFFER OF COMPARABLE EMPLOYMENT REJECTED. If an Optionee is offered Comparable Employment with the Company or any successor to the Company's business and he rejects such offer, the Company will pay to the Optionee for each of his Options that was fully vested immediately prior to the Change in Control Date, an amount equal to the excess, if any, of the Change in Control Price over the purchase price for the shares subject to such Option, and for each Restricted Share that was redeemed and canceled an amount equal to the lesser of (i) the Change in Control Price, or (ii) the amount paid by the Optionee to acquire such Restricted Shares from the Company. Except as provided in the preceding sentence, the Company shall not be required to pay, and the Optionee shall not be entitled to receive, any amount under this Section 5 or otherwise in connection with the cancellation of any other Options pursuant to
Section 5.1. Any amount payable to the Optionee hereunder shall be payable on the Payment Date.

5.3      ESCROW OF DEFERRED PAYMENTS

     (a) Any amount that may become payable to Optionees pursuant to Section 5.2(b) above shall be deposited on the Payment Date in escrow with a U.S. bank with unrestricted capital and surplus of not less than $100,000,000. Such funds shall be invested in securities issued or fully guaranteed as to both principal and interest by the U.S. Government. Interest earned shall be allocated ratably among the Optionees receiving payment of such funds and, if any amounts are forfeited by an Optionee, to the Company, and shall be disbursed when such payments are made.

     (b) DISBURSEMENTS

     (i) Subject to the following clauses (ii) and (iii), the escrow agreement shall provide for disbursements to Optionees in accordance with a schedule attached thereto and prepared in accordance with Section 5.2(b)(ii) and (iii).

     (ii) If an Optionee forfeits his rights to any payments from the escrow, the Company shall give written notice thereof contemporaneously to the escrow agent and the Optionee by certified or registered mail (in the case of the Optionee, to the last known address of the Optionee on the records of the Company), stating the reason for such forfeiture and the amount thereof. The escrow agent shall disburse the amount stated in such notice to the Company thirty (30) days after receipt thereof unless prior to such time the escrow agent receives written notice of objection from the Optionee. If a notice of objection is received, the escrow agent shall disburse such funds only upon order of a court of competent jurisdiction or upon written instructions signed by both the Company and the Optionee.

     (iii) If an Optionee or his successor in interest becomes entitled to a payment from the escrow prior to the time stated in the schedule, the Optionee or such successor shall give written notice thereof contemporaneously to the escrow agent and the Company by certified or registered mail, stating the reason for such accelerated payment and the amount thereof. The escrow agent shall disburse the amount stated in such notice to the Optionee or such successor thirty (30) days after receipt thereof unless prior to such time the escrow agent receives written notice of objection from the Company. If a notice of objection is received, the escrow agent shall disburse such funds only upon order of a court of competent jurisdiction or upon written instructions signed by both the Company and the Optionee.

5.4      PARACHUTE PAYMENTS

     In the event that the aggregate present value of the payments to an Optionee under this Plan, and any other plan, program, or arrangement maintained by the Company (a Subsidiary or, if applicable, a Parent) constitutes an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Optionee otherwise would be entitled, to be less than what the Optionee would have netted (after taking into account federal, state and local income taxes) had the present value of his total parachute payments equaled $1.00 less than three times his "base amount" (within the meaning of Section 280G(b)(3)(A) of the Code), the Optionee's total "parachute payments" (within the meaning of
Section 280G(b)(2)(A) of the Code) shall be reduced (by the minimum possible amount) so that their aggregate present value equals $1.00 less than three times such base amount. For purposes of this calculation, it shall be assumed that the Optionee's tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Section 1(g) of the Code, if applicable. In the event that the Optionee and the Company or any successor to the Company's Business are unable to agree as to the amount of the reduction described above, if any, the Optionee shall select a law firm or accounting firm from among those regularly consulted (during the twelve-month period immediately prior to the Change in Control that resulted in the characterization of the payments as parachute payments) by the Company regarding federal income tax or employee benefit matters and such law firm or accounting firm shall determine, at the Company's expense, the amount of such reduction and such determination shall be final and binding upon the Optionee and the Company or such successor.

6.       ADMINISTRATION

6.1      COMPENSATION COMMITTEE

     The Plan shall be administered by the Committee which shall consist of at least three directors of the Company, appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board. All members of the Committee must be "disinterested persons," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act, if and as such Rule is in effect and to the extent required by Section 162(m) of the Code and the Regulations promulgated thereon, an "outside director" within the meaning thereof.

6.2      DUTIES AND POWERS OF COMMITTEE

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and the Option Agreements and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

6.3      MAJORITY RULE

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee .

6.4      COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

     Members of the Committee may receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

7.       OTHER PROVISIONS

7.1      EFFECTIVE DATE

     (a) EFFECTIVE DATE. The Plan shall become effective as of the date of the adoption of the Plan by the Board, subject to the approval of the Plan by a majority of the Company's stockholders (the "Effective Date"), and shall continue in effect until June 6, 2004 or until the Change in Control Date, whichever is sooner; provided, that termination of the Plan shall not affect the rights of any Optionee with respect to Options granted or Restricted Shares acquired contemporaneously with or prior to such termination. Notwithstanding anything herein or in any Option Agreement to the contrary, Options granted hereunder shall not vest and may not be exercised prior to the date of stockholder approval (the "Stockholder Approval Date"), and, in the event that the Stockholder Approval Date has not occurred on or prior to June 6, 1995 (or such later date as determined by the Board in its sole discretion), all Options granted prior to such date shall be null and void and of no effect, retroactive to the date of grant, and the Plan shall be null and void and of no effect, retroactive to the date of Board approval.

     (b) EFFECT OF CERTAIN AMENDMENTS. The amendments approved by the Board of Directors on March 22, 1995, other than the amendments to sections 2.1, 3(b) and
6.1 hereof, shall be effective only with respect to Options granted after such date, provided, however, that the Committee may enter into agreements with Optionees whose options were granted prior to such date to make such amendments applicable, in whole or in part, to such Options.

7.2      AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 2.2, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

     (a) increase the number of Shares as to which Options may be granted under the Plan;

     (b) change the class of persons eligible to participate in the Plan;

     (c) change the minimum purchase price of Shares pursuant to Options as provided herein;

     (d) extend the maximum period for granting or exercising Options provided herein; or

     (e) otherwise materially increase the benefits accruing to Optionees under the Plan.

     From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension nor after termination or expiration of the Plan.

7.3      EFFECT OF PLAN UPON OTHER COMPENSATION AND INCENTIVE PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary.

7.4      REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

     (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder for Employees granted Incentive Stock Options.

     (d) Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for such shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

7.5      WITHHOLDING OF TAXES

     No later than the date as to which an amount first becomes includable in the gross income of an Optionee for Federal income tax purposes with respect to any Option granted under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, a Parent and any Subsidiary shall, to the extent permitted by law have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. In its discretion, the Committee may permit Optionees to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.

7.6      NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any Option Agreement shall confer upon any Optionee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, a Parent and any Subsidiary, which are hereby expressly reserved, to remove, terminate or discharge any Optionee at any time for any reason whatsoever, with or without Cause.

7.7      TITLES; CONSTRUCTION

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

     PRIOR TO AMENDMENT AND RESTATEMENT, SECTION 5, WHICH WILL CONTINUE TO GOVERN CURRENTLY OUTSTANDING AWARDS OF STOCK OPTIONS AND RESTRICTED SHARES, FORMERLY PROVIDED AS FOLLOWS:

5.       CHANGE IN CONTROL PROVISIONS

     In the event of a Change in Control, (a) all outstanding Options not previously exercisable and vested shall immediately become fully exercisable and vested, and (b) the transferability and forfeiture restrictions applicable to any Restricted Shares to the extent not already lapsed, shall lapse and no longer be applicable, and such Shares shall be deemed fully vested and owned by the Optionee.

     "Change in Control" shall mean the occurrence of any of the following events at a time when New York Life Insurance Company, A New York mutual life insurance company, or any successor thereto is not a Parent:

     (i) any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, (other than the Company or a Related Entity, without the approval of the Board, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power for the election of directors of the Company's then outstanding securities;

     (ii) during any period of two consecutive years beginning on or after the effective date of the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above in clause (i)) acquires more than fifty percent (50%) of the combined voting power for the election of directors of the Company's then outstanding securities; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

                               FIRST AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

     A. Express Scripts, Inc. (the "Company") has an Amended and Restated 1994 Stock Option Plan (the "Plan") which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995.

     B. On January 29, 1997, the Board of Directors of the Company (the "Board") approved an increase in the number of shares which may be issued pursuant to the Plan.

                                    AMENDMENT

     1. DEFINITIONS. Capitalized terms set forth in this First Amendment to the Plan (the "First Amendment") shall be as defined in the Plan.

     2. AMENDMENT TO SECTION 2.1, SHARES SUBJECT TO PLAN. Section 2.1 of the Plan is amended by deleting the number "210,000" in the first sentence thereof and inserting in lieu thereof the number "460,000."

     3. EFFECTIVE DATE OF THE FIRST AMENDMENT; STOCKHOLDER APPROVAL. The effective date of this First Amendment shall be January 29, 1997. This First
Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 28, 1997, and if not approved by the stockholders this First Amendment shall be null and void.

                               SECOND AMENDMENT TO
                              EXPRESS SCRIPTS, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                                    RECITALS

     A. Express Scripts, Inc. (the "Company") has an Amended and Restated 1994 Stock Option Plan which was amended and restated on March 22, 1995 and approved by the stockholders on May 24, 1995, and which was subsequently amended by the Board of Directors of the Company (the "Board") and approved by the stockholders on January 29, 1997 and May 29, 1997, respectively (as amended, the "Plan").

     B. On January 27, 1998, the Board approved an increase in the number of shares which may be issued pursuant to the Plan.

                                    AMENDMENT

     1. DEFINITIONS. Capitalized terms set forth in this Second Amendment to the Plan (the "Second Amendment") shall be as defined in the Plan.

     2. AMENDMENT TO SECTION 2.1, SHARES SUBJECT TO PLAN. Section 2.1 of the Plan is amended by deleting the number "460,000" in the first sentence thereof and inserting in lieu thereof the number "960,000."

     3. EFFECTIVE DATE OF THE SECOND AMENDMENT; STOCKHOLDER APPROVAL. The effective date of this Second Amendment shall be January 27, 1998. This Second Amendment shall be submitted for the approval of the stockholders of the Corporation at the next annual meeting thereof on May 27, 1998, and if not approved by the stockholders this Second Amendment shall be null and void.